EXHIBIT 99.1

BOVIE MEDICAL CORPORATION REPORTS
FOURTH QUARTER AND FULL YEAR 2015 RESULTS

2015 Highlights

-	Sales increased 6.6% to $29.5 million

-	Gross margin expanded 180 basis points to 42.4%, from adjusted gross margin of 38.7% in 2014

-	J-Plasma® sales reached $1.3 million, up from $209,000 in 2014

-	Higher OEM activity in 2015 should benefit 2016 results

J-Plasma® Operating Metrics

-	81 generators-in-use at end of 2015, up from 18 at end of 2014

-	61 additional Scrub Purchase Orders (POs) in the fourth quarter; full year Scrub POs totaled 182

-	151 surgeons using J-Plasma® at year-end, up from 32 at end of 2014

-	Hand piece sales volumes up 28% sequentially in Q4 vs. Q3

-	Hospital VAC approvals rise to 71; 57 additional VACs reviewing the product. VAC acceptance rate is over 92%

CLEARWATER, FL — MARCH 17, 2016- Bovie Medical Corporation (NYSEMKT:BVX), a maker of medical devices and supplies and the developer of J-Plasma®, a patented new surgical product, today announced results for the fourth quarter and full year ended December 31, 2015.

Management Comments

"2015 was a year of solid execution and has laid the foundation for growth in 2016," said Robert L. Gershon, Chief Executive Officer. "Surgeon demand and use of our transformational J-Plasma® product reached record levels in 2015. We posted progressive increases in hand piece sales volumes throughout the year, with fourth quarter hand piece sales volumes increasing 28% sequentially over third quarter levels. J-Plasma® generator sales, however, continued to lag our expectations, reflecting industrywide trends of longer sales cycles for capital equipment purchases.

Key 2015 Accomplishments Included:

•

Strong growth in J-Plasma® sales; even more impressive are the number of procedures that have been done using the J-Plasma® product, which we estimate reached over 1,300 in 2015; The rate of hospital VAC approvals for use of J-Plasma® exceeded 92% for the year, reflecting the safety, ease-of-use and cost effectiveness of the product.

•

Consistent mid-single digit growth in our core business, leveraging Bovie's unique brand reputation and demand from the industry's leading medical technology companies for Bovie's manufacturing expertise;

1

•

The formation of a Medical Advisory Board for J-Plasma®, consisting of world-renowned experts in several different specialties; this marks the first step in J-Plasma®'s rollout into fields beyond our initial target specialties of gynecology and plastic surgery; and

•	The acquisition of Bovie Bulgaria, our long-standing R&D and manufacturing contractor, in order to strengthen our supply chain and achieve product development efficiencies.

"The leading indicators of future J-Plasma® sales trends progressively increased in 2015 and ended the year with substantial positive momentum. Specifically, those that most closely track surgeon adoption of J-Plasma®, generators-in-use and scrub POs, were up more than two-fold and three-fold, respectively, in the second half of 2015 compared to the first half of the year."

Fourth Quarter 2015 Results

Fourth quarter sales were $8.3 million, an 11.1% increase from $7.5 million in the fourth quarter of 2014.

Gross profit was $3.5 million compared with $2.4 million in the fourth quarter of 2014. Gross margin was 42.4%, a significant improvement over the adjusted gross margin of 38.7% and reported gross margin of 32.7% of last year's fourth quarter.

Operating loss for the quarter was $1.4 million, lower on both a sequential and a year-over-year basis.Higher gross profit more than offset increased operating expenses associated with J-Plasma®'s commercialization.

Net loss attributable to common shareholders for the period was $1.4 million, or $0.05 per diluted share, compared with a loss of $5.5 million, or $0.39 per diluted share, in the fourth quarter of 2014. Results for the fourth quarter of 2014 included a non-cash gain of $2.5 million related to the mark-to-market accounting for the fair value of issued common stock purchase warrants, as well as a non-cash charge of $6.0 million on the write down of a deferred tax asset.

Full Year 2015 Results

For full year 2015, total sales were up 6.6% over the prior year to $29.5 million.

Gross Profit rose 39.6% to $12.6 million from 2014. Gross margin reached 42.5%, a significant improvement from last year's adjusted gross margin of 40.7% and the reported 32.5% gross margin.

Operating loss in 2015 was $7.0 million compared with $5.8 million in 2014, as a result of higher operating expenses related to the Company's growth investments to commercialize J-Plasma® and expand its product and patent portfolios. In the aggregate, these initiatives accounted for more than 60% of the $4.7 million year-on-year increase in operating expenses.

The Company reported net income of $8.4 million, or $0.24 per diluted share compared to a net loss of $18.2 million or $1.03 per diluted share last year. 2015 net income benefited from a gain on conversion of warrants and preferred shares of $14.0 million and a change in fair value of derivative liabilities of $1.8 million; in 2014, the Company incurred a loss of $7.3 million from the change in fair value of derivative liabilities.

At the end of 2015, the Company had unrestricted cash and cash equivalents $11.8 million, compared to $5.7 million at the end of 2014.

2

Summary and Outlook

"Looking ahead, we intend to build upon the progress made in 2015 to achieve meaningful growth in 2016.

"We see continued low to mid-single digit growth in our core business coming from steady demand for Bovie's signature core products, and from the addition of new products. we remain one of the premier names in the OEM space, and we entered 2016 with an active pipeline of new orders and the ability to capture additional market share.

"J-Plasma® product sales should accelerate substantially in 2016. We have a pipeline of 128 hospitals where the product has been approved or under review; the expert surgeons who comprise our Medical Advisory Board are guiding us in expanding the size and scope of J-Plasma®'s addressable market ; and together with other top surgeons and leaders in robotic surgery, our Advisory Board members are currently investigating which procedures in their respective specialties support the use of J-Plasma® and its potential adoption as a "standard of care" in their respective fields of urology, cardiovascular and cardiothoracic surgery. Based on this pipeline of activity and our leading indicators of adoption, we expect J-Plasma® hand piece volumes to increase by nearly 3x in 2016.

"The anticipated growth in core business sales and J-Plasma®, underpinned by the operating expense savings we expect from last year's acquisition of Bovie Bulgaria and by our own financial discipline, should enable us to achieve breakeven cash flow by the end of the fourth quarter of this year," Mr. Gershon concluded.

Conference Call Details

The Company's management will host a conference call on Thursday, March 17, 2016 at 5:00pm Eastern Time to discuss the latest corporate developments. Following management's formal remarks, there will be a question and answer session.

To listen to the call by phone, interested parties within the U.S. should call 1-888-349-0106. International callers should call 1-412-902-0131. All parties should ask for the Bovie Medical Corporation call. The conference call will also be available through a live webcast at Bovie Medical Corporation's website or at http://services.choruscall.com/links/bvx160317

A replay of the call will be available approximately one hour after the end of the call through March 31, 2016. The replay can be accessed via Bovie Medical Corporation's website or by dialing 1-877-344-7529 for U.S. callers or 1-412-317-0088 for International callers and using the replay access code 10081682.

Investor Relations Contact

MBS Value Partners

Hugh Collins

212.223.4632

investor.relations@boviemed.com

3

About Bovie Medical Corporation

Bovie Medical Corporation is a leading maker of medical devices and supplies as well as the developer of J-Plasma®, a patented new plasma-based surgical product for cutting and coagulation. J-Plasma® utilizes a helium ionization process to produce a stable, focused beam of ionized gas that provides surgeons with greater precision, minimal invasiveness and an absence of conductive currents through the patient during surgery. Bovie Medical Corporation is also a leader in the manufacture of a range of electrosurgical products and technologies, marketed through both private labels and the Company's own well-respected brands (Bovie®, Aaron®, IDS™ and ICON™) to distributors worldwide. The Company also leverages its expertise through original equipment manufacturing (OEM) agreements with other medical device manufacturers. For further information about the Company's current and new products, please refer to the Investor Relations section of Bovie Medical Corporation's www.boviemed.com

Use of Non-GAAP Financial Measures

In this press announcement, management has disclosed financial measurements that present financial information not in accordance with Generally Accepted Accounting Principles (GAAP). These measurements are not a substitute for GAAP measurements, although company management uses these measurements as aids in monitoring the company's ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies. Adjusted non-GAAP gross margin, adjusted non-GAAP income from operations, adjusted non-GAAP net income and adjusted non-GAAP income per diluted share measure the gross margin, income from operations, net income and income per diluted share of the company excluding unusual items. Management uses and presents these measures because management believes that such adjustments facilitate an understanding of the financial impact of unusual items on the company's short- and long-term financial trends. Management also uses adjusted non-GAAP items to forecast and to evaluate the operational performance of the company, as well as to compare results of current periods to prior periods on a consistent basis.

Non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly-titled measures used by other companies. Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

Please refer to the attached reconciliation between GAAP and non-GAAP financial measures.

Cautionary Statement on Forward-Looking Statements

Certain matters discussed in this release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this release can be found in the Company's filings with the Securities and Exchange Commission including the Company's Report on Forms 10-K and 10-Q for the year ended December 31, 2014 and the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, respectively. For forward-looking statements in this release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

4

BOVIE MEDICAL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2015 AND 2014

(unaudited) (in thousands except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

Sales	$8,294	$7,467	$29,520	$27,681
Cost of sales	4,780	5,026	16,963	18,689

Gross profit	3,514	2,441	12,557	8,992

Other costs and expenses:
Research and development	626	398	2,160	1,416
Professional services	414	330	1,484	1,016
Salaries and related costs	1,733	1,743	7,482	5,723
Selling, general and administrative	2,095	1,762	8,417	6,686

Total other costs and expenses	4,868	4,233	19,543	14,841

Loss from operations	(1,354)	(1,792)	(6,986)	(5,849)

Interest expense, net	(39)	(40)	(158)	(151)
Investor warrants issuance cost	-	-	-	-
Fees associated with refinance	-	-	-	-
Change in fair value of liabilities, net	-	2,535	1,799	(7,285)
Total other income (expense), net	(39)	2,495	1,641	(7,436)

Loss before income taxes	(1,393)	703	(5,345)	(13,285)

Income tax expense (benefit)	(17)	(5,893)	(25)	(3,997)

Net loss	$(1,410)	$(5,190)	$(5,370)	$(17,282)

Accretion on convertible preferred stock	-	(264)	(222)	(932)
Gain on conversion of warrants and preferred shares, net	-	-	13,956	-
Deemed dividend on beneficial conversion feature	-	-	-	--
Net income (loss) attributable to common shareholders	$(1,410)	$(5,454)	$8,364	$(18,214)

Income (loss) per share
Basic	(0.05)	(0.31)	0.34	(1.03)
Diluted	(0.05)	(0.39)	0.24	(1.03)

Weighted average number of shares outstanding - basic	27,051	17,840	24,333	17,756
Weighted average number of shares outstanding - dilutive	27,051	20,366	27,747	17,756

5

BOVIE MEDICAL CORPORATION

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2015 AND 2014

(unaudited) (in thousands except per share data)

	December 31,	December 31,
	2015	2014

Current assets:
Cash and cash equivalents	$11,805	$5,733
Restricted cash	839	899
Trade accounts receivable, net	2,925	1,992
Inventories, net	5,957	5,727
Current portion of deposits	-	210
Prepaid expenses and other current assets	516	804

Total current assets	22,042	15,365

Property and equipment, net	6,810	6,947
Brand name and trademark	1,510	1,510
Purchased technology and license rights, net	323	431
Goodwill	185	-
Deposits, net of current portion	123	165
Deferred tax asset	25	-
Other assets	430	415

Total assets	$31,448	$24,833

6

BOVIE MEDICAL CORPORATION

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2015 AND 2014

(Continued)

(unaudited) (in thousands except per share data)

	December 31,	December 31,
	2015	2014
Current liabilities:
Accounts payable	$1,214	$1,553
Accrued payroll	321	197
Accrued vacation	228	181
Current portion of mortgage note payable	239	239
Accrued and other liabilities	2,119	1,596

Total current liabilities	4,121	3,766

Mortgage note payable, net of current portion	2,934	3,173
Notes payable	140
Deferred rents	18	23
Deferred tax liability	564	564
Derivative liabilities	267	12,613

Total liabilities	8,044	20,139

Series A 6% convertible preferred stock, par value $0.001; 3,500,000 shares authorized, zero issued and outstanding as of December 31, 2015	-	3,190

Stockholders' equity:
Series B convertible preferred stock, par value $.001; 3,588,139 issued and 1,975,639 outstanding as of December 31, 2015	2	-
Common stock, par value $.001 par value; 40,000,000 shares authorized; 27,194,251 issued and 27,051,172 outstanding as of December 31, 2015 and 17,995,409 issued and 17,852,330 outstanding as of December 31, 2014, respectively	27	18
Additional paid-in capital	42,859	29,334
Accumulated deficit	(19,484)	(27,848)

Total stockholders' equity	23,404	1,504

Total liabilities and stockholders' equity	$31,448	$24,833

7

BOVIE MEDICAL CORPORATION

RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES

(unaudited) (in thousands except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(Amounts in '000's except earnings per share)	2015	2014	2015	2014

Net Income/(loss) GAAP Basis	$(1,410)	$(5,190)	$(5,370)	$(17,282)
Accretion on convertible preferred stock	-	(264)	(222)	(932)
Deemed dividend on conversion of warrants and Series A convertible preferred to Series B convertible preferred stock	-	-	13,956	-
Net income/(loss) attributable to common shareholders	$(1,410)	$(5,454)	$8,364	$(18,214)
Net income/(loss) per share - basic (GAAP basis)	$(0.05)	$(0.31)	$0.34	$(1.03)

Other non-GAAP adjustments:
(Gain)/loss on change in fair value of derivative liabilities	$1	$(2,535)	$(1,799)	$7,285
Increase in inventory E&O reserve and other inventory adjustments	$-	$450	$-	$2,202
CFO transition costs	$-	$-	$-	$340
A/R write off and other administrative charges	$-	$-	$-	$218
Valuation allowance on deferred tax asset	$-	$5,970	$-	$5,970
Accretion on convertible preferred shares	$-	$264	$222	$932
Tax impact on non-GAAP adjustments Note 2	$-	$674	$-	$(4,061)
Gain on conversion of warrants and Series A convertible preferred to Series B convertible preferred stock	-	-	(13,956)	-
Adjusted non-GAAP net income/(loss)	$(1,409)	$(631)	$(7,169)	$(5,328)

Income/(loss) per share - basic on: (Note 1)
(Gain)/loss on change in fair value of derivative liabilities	$-	$(0.14)	$(0.07)	$0.41
Increase in inventory E&O reserve and other inventory adjustments	$-	$0.03	$-	$0.12
CFO transition costs	$-	$-	$-	$0.02
A/R write off and other administrative charges	$-	$-	$-	$0.01
Valuation allowance on deferred tax asset	$-	$0.33	$-	$0.34
Accretion on convertible preferred shares	$-	$0.01	$0.01	$0.05
Tax impact on non-GAAP adjustments	$-	$0.04	$-	$(0.22)
Deemed dividend on conversion of warrants and Series A convertible preferred to Series B convertible preferred stock	-	-	(0.57)	-
Adjusted non-GAAP net (loss) per share -basic	$(0.05)	$(0.04)	$(0.29)	$(0.30)
Adjusted non-GAAP net (loss) per share -diluted	$(0.05)	$(0.03)	$(0.26)	$(0.30)

Weighted average number of shares outstanding - basic	27,051	17,840	24,333	17,756
Weighted average number of shares outstanding - diluted	27,051	20,366	27,747	17,756

(Note 1) Amounts reflected in the presentation of EPS calculations may be impacted by rounding

(Note 2) Includes both the statutory Federal tax rate of 34% and State tax rate of 3%

8